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Exhibit 99.4

Consent of Person Named
as a Director Appointee

        Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to my being named in the Amendment No. 3 to the Registration Statement on Form S-4 (File No. 333-156035) of Inovio Biomedical Corporation (the "Company") as a person who will become a director of the Company upon consummation of the transactions contemplated therein and to the filing of this consent as an exhibit herein.

April 15, 2009

/s/ Ng Tee Khiang NAME: Ng Tee Khiang

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  Exhibit 99.4
Consent of Person Named as a Director Appointee